UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Seres Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

101 Cambridgepark Drive
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MCRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

Seres Therapeutics, Inc. (“Seres” or the “Company”) is filing this Current Report on Form 8-K to furnish its historical consolidated financial statements and the notes thereto previously included in its Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022 (the “Prior 10-K”) filed with the Securities and Exchange Commission on March 5, 2024 (such financial statements and notes thereto, the “2022-2023 Financial Statements”). The 2022-2023 Financial Statements, furnished as Exhibit 99.1 to this Current Report, are consistent in all respects with the financial statements for such periods included in the Prior 10-K. This Current Report does not reflect events occurring after March 5, 2024, the filing date of the Prior 10-K, and does not modify or update the disclosures set forth in the Prior 10-K in any way.

Seres expects to incorporate by reference the 2022-2023 Financial Statements in its proxy statement to be filed in connection with the sale of specified assets related to Seres’ VOWST microbiome therapeutic business. The 2022-2023 Financial Statements are being furnished solely for such purpose.

Item 9.01.	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

99.1	The audited consolidated financial statements of Seres Therapeutics, Inc., and its subsidiaries as of and for the fiscal years ended December 31, 2023 and 2022, including the consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, of stockholders’ equity and of cash flows, and the related notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date:	August 15, 2024	By:	/s/ Eric D. Shaff
		Name:	Eric D. Shaff
		Title:	President and Chief Executive Officer

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